UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 30, 2009

Echo Therapeutics, Inc.
(Exact name of Company as specified in its charter)

Delaware	000-23017	41-1649949
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 Forge Parkway Franklin, Massachusetts	02038
(Address of principal executive offices)	(Zip Code)
Company’s telephone number, including area code: (508) 553-8850
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On December 30, 2009, Robert S. Langer, Sc.D., a member of the Board of Directors of Echo Therapeutics, Inc. (the “Company”), resigned from his position as a Director as of December 31, 2009 in order to more actively participate in other business pursuits. Dr. Langer will continue to serve as Chairman of the Company’s Scientific Advisory Board.
Item 8.01. Other Events.
     On January 5, 2010, the Company issued a press release announcing the availability of a recording of a recent interview with Patrick Mooney, MD., the Company’s Chairman and Chief Executive Officer, conducted by Stockgoodies.com. A copy of the press release, which is incorporated herein by reference and includes instructions for accessing a recording of the interview, is attached to this Current Report on Form 8-K as Exhibit 99.1.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECHO THERAPEUTICS, INC.
Dated: January 5, 2010	By:	/s/ Harry G. Mitchell
Harry G. Mitchell
Chief Operating Officer, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated January 5, 2010